                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

            THIS IS AN AMENDMENT (the "AMENDMENT") to that certain letter agreement (the "AGREEMENT"), dated as of the 8th day of August, 2000, between MPOWER COMMUNICATIONS CORP., a Nevada corporation (the "COMPANY"), and Joseph M. Wetzel ("EXECUTIVE").

            The Company and Executive, for and in consideration of the promises, terms and conditions contained herein, do hereby agree to make the following amendments to the Agreement.

            1. The third paragraph of the Agreement is amended as follows:

                  (a) The first bullet point of text shall become the second bullet point, and the following text shall be inserted as the first bullet point:

                  "EMPLOYMENT TERM. Subject to earlier termination in accordance with the provisions hereof, this agreement (the "AGREEMENT"), as modified by an amendment, dated as of September 18, 2002 (the "AMENDMENT") shall become effective as of the date of the Amendment (the "EFFECTIVE DATE") and the term of your employment with the Mpower Communications Corporation (the "COMPANY") pursuant to this Agreement (the "TERM") shall expire on September 18, 2003; provided, however, that the Term shall automatically be extended for an additional one-year period on September 18, 2003 (the "EXTENSION DATE") unless at least 60 days prior to the Extension Date, either party shall give notice to the other in accordance with this Agreement of a desire not to extend the Term."

                  (b) The second bullet point of text (formerly the first bullet point) is amended, in its entirety, to read as follows:

                  "DUTIES; RESPONSIBILITIES. You shall be employed by the
            Company as President and Chief Operating Officer and shall report solely and directly to the Company's Chief Executive Officer (the "CEO"). Your duties and responsibilities shall be commensurate with those duties and responsibilities that are customarily assigned to such positions, as may be designated from time to time by the CEO. During the Term, you shall devote your full business time, attention and energies to the positions of President and Chief Operations Officer of the Company; provided, however, that you may devote reasonable amounts of time to (i) passive personal investments and
            (ii) charitable activities so long as such activities do not interfere with your performance pursuant to this Agreement. Your principal place of employment shall be the Company's offices in Las Vegas, Nevada, however you acknowledge that you may be required to travel in connection with your employment."

                  (c) The third bullet point of text (formerly the second bullet point) is amended, in its entirety, to read as follows:

                  "FIXED SALARY. During the Term, as compensation for your
            services, the Company shall pay you a salary at the rate of $300,000 per annum (the "FIXED SALARY") in equal bi-weekly installments less appropriate payroll deductions as required by law. The Fixed Salary shall be reviewed at least annually by the CEO or such other persons as appointed by the CEO and may be increased, but not decreased as a result of such review."

                  (d) The fourth bullet point of text (formerly the third bullet point) is amended, in its entirety, to read as follows:

                  "ANNUAL BONUS. During the Term, you shall be eligible to
            receive an annual bonus (the "ANNUAL BONUS") of up to 75% of the Fixed Salary, contingent upon achieving established goals determined by the Company in accordance with its customary procedures and standards.

                  (e) The fifth through tenth bullet points of text (formerly the fourth through ninth bullet points) are hereby deleted in their entirety, and are replaced by the following:

                  "EXPENSES. The Company shall pay or reimburse you for all
            reasonable business expenses incurred in the performance of your duties and which are consistent with the Company's policies, practices and procedures, upon submission of appropriate vouchers and other supporting data.

                  STOCK OPTIONS.

                  (a) Not later than September 18, 2002 (the "GRANT DATE"), you shall be granted stock options to purchase 100,000 shares of the Company's common stock (the "NEW OPTIONS"). Such New Options shall
            (i) have an exercise price equal to $.22 per share, (ii) vest in three (3) equal installments on each of the first three anniversaries of the Grant Date, (iii) have a term (the "TERM") of
            (10) years from the Grant Date, (iv) remain exercisable, to the extent vested on the Termination Date, for five (5) years after the termination of your employment with the Company for any reason, but in no event after the expiration of the Term, and (v) be non-qualified options within the meaning of the Internal Revenue Code.

                  (b) All of your unexercised stock options as of the Effective
            Date, other than the New Options (the "EXISTING OPTIONS") shall be amended so that they remain exercisable, to the extent vested on the Termination Date, for five (5) years after the termination of your employment with the Company for any reason, but in no event later than 10 years after the date they were granted.

                  BENEFITS. You and your eligible dependents shall be entitled to participate in all general pension, profit-sharing, life, medical, disability and other insurance, welfare and fringe benefit plans in effect for similarly situated executives of the Company.

                  PAID TIME OFF. As set forth in Appendix B, attached hereto and incorporated herein by reference, you shall not be entitled to receive paid time off in accordance with the Company's paid time off policy; provided, however, that you have the liberty and ability to take time off on a reasonable - as needed
            - basis, and are not required to record or track such time off."

            2. Paragraphs four and five of the Agreement are hereby deleted in their entirety, and replaced by the following:

                  "TERMINATION OF EMPLOYMENT. Subject to the terms of this
            Agreement, the Company may terminate your employment under this Agreement at any time and for any reason.

                  (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. In
            the event that your employment is terminated by the Company for Cause or you resign without Good Reason (each as defined below), you shall receive the following: (i) accrued and unpaid Fixed Salary through the Termination Date and reimbursement for any outstanding business expenses; and (ii) such other accrued compensation and benefits (including post-retirement benefits) as may be due under the terms of the compensation and benefit plans in which you participate.

                  (b) TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON. In
            the event that (A) the Company terminates your employment hereunder without Cause, (B) you resign for Good Reason or (C) the Company fails to extend the Term for at least one additional one-year period as described herein, you shall be entitled to the following: (i) the payments and benefits described immediately above in sub-section (a) and (ii) a severance benefit (the "SEVERANCE BENEFIT") equal to two times (a) the Fixed Salary paid immediately preceding the Termination Date and (b) the "HIGHEST BONUS", where the Highest Bonus equals the greater of the Annual Bonus paid by the Company to you (x) during the twelve (12) month period immediately preceding the Termination Date, or (y) during the twelve (12) month period immediately preceding the Effective Date. Payment of the Severance Benefit shall be contingent upon your execution of a waiver and release of claims (a "RELEASE") in favor of the Company and its affiliates and their respective employees and agents, substantially in the form set forth in Appendix A. The Severance Benefit shall be paid by the Company in a lump sum, no later than two (2) business days after the expiration of the Revocation Period, as defined in the Release.

                  (c) TERMINATION DUE TO DEATH OR DISABILITY. In the event of your death or Disability (as defined below), your Fixed Salary shall continue to be paid to you or your estate, as the case may be, for a period beginning on the Termination Date and ending on the earlier of (i) the expiration of the Term and (ii) the first anniversary of the Termination Date. Neither you, nor your estate, as the case may be, shall be entitled to continue to receive any benefits other than the Fixed Salary, proceeds from insurance per the terms of any applicable policy and reimbursement of expenses. In addition, all further vesting of options shall cease on the Termination Date.

                  NO OTHER PAYMENTS OR BENEFITS. As of the Termination Date,
            other than the payments and benefits expressly provided for or referred to in this Agreement, all obligations of the Company to you, other than as required by law or provided under any applicable employee benefit plan of the Company, shall cease.

                  NOTICE OF TERMINATION. Any termination of your employment by the Company or by you during the Term shall be communicated by a Notice of Termination (as defined below) to the other party hereto. The Notice of Termination shall, if applicable, indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                  BREACH OF RESTRICTIVE COVENANTS. If, at any time, you breach any of the provisions in the sections of this Agreement entitled "Confidentiality; Nondisclosure", "No Competing Employment", "Restrictions on Solicitation" and/or "Assignment of Developments", you shall not be eligible, as of the date of such breach, for any severance benefits described in this Agreement and all obligations of the Company to pay any such severance benefits hereunder shall thereupon cease.

                  RESTRICTIVE COVENANTS.

                  (a) CONFIDENTIALITY; NONDISCLOSURE. You understand and
            acknowledge that in the course of your employment, you have had and will continue to have access to and will learn information proprietary to the Company and its subsidiaries and affiliates (the "COMPANY GROUP") that concerns the technological innovations, operation and methodology of the Company Group, including, without limitation, business plans, financial information, protocols, proposals, manuals, procedures and guidelines, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, "PROPRIETARY INFORMATION"). You agree that during the period beginning on the date of your hiring and continuing in perpetuity thereafter, you shall keep confidential and shall not disclose any such Proprietary Information to any third party, except as required to fulfill his duties in connection with your employment by the Company, and you shall not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained in this paragraph shall not apply to any information which you can demonstrate (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Agreement or (ii) was the subject of a court order to disclose. Upon any termination of your employment, you will immediately return to the Company all Proprietary Information and copies thereof in your possession.

                  "DEVELOPMENTS" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or the products and services of the Company .

                  (b) NO COMPETING EMPLOYMENT. You hereby acknowledge that in the course of your employment with the Company, you have become familiar, and will become familiar, with the trade secrets of the Company Group and with other confidential information concerning the Company Group, and that your services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, you hereby agree that for the duration of the Restricted Period (as defined below), you shall not, unless you receive the prior written consent of the Board of Directors of the Company (the "BOARD"), directly or indirectly, knowingly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the business of the Company as such businesses exist or are in the process of being formed or acquired as of the Termination Date, within any geographical area in which the Company is engaged, services customers, or was actively planning to engage during the Term or as of the Termination Date; provided, however, that this paragraph shall not proscribe your ownership, either directly or indirectly, of less than one percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

                  (c) RESTRICTIONS ON SOLICITATION. During the Restricted Period
            and except as required pursuant to your duties to the Company in connection with the employment relationship, you will not, directly or indirectly: (i) solicit or contact any customer of the Company Group (or any other entity that you know is a potential customer with respect to specific products of the Company Group and with which you have had contact during the period of your employment with the Company Group) for any commercial pursuit that to your knowledge is in competition with the Company, or that to your knowledge is contemplated from time to time during the period of your employment with the Company by the Company's business plan; (ii) take away or interfere or attempt to interfere with any custom, trade, business, patronage or other business relation of the Company, or induce, or attempt to induce, any employees, agents or consultants of or to the Company Group to do anything from which you are restricted by reason of this Agreement; or (iii) induce or aid others to induce employees, agents or consultants of the Company Group to terminate their employment with the Company Group, or interfere or attempt to interfere with any employees, agents or consultants of the Company Group.

                  (d) EXTENSION OF RESTRICTED PERIOD. The Restricted Period
            shall be extended by the length of any period during which you are in breach of any of the terms of this Restrictive Covenants section.

                  (e) ASSIGNMENT OF DEVELOPMENTS. During the Term, all
            Developments that are at any time made, conceived or suggested by you, whether acting alone or in conjunction with others, shall be the sole and absolute property of the Company, free of any reserved or other rights of any kind on your part. During the Term, if such Developments were made, conceived or suggested by you during or as a result of your employment relationship with the Company, thereafter, you shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company, or of your right and title, if any, to such Developments. You acknowledge and agree that any invention, concept, design or discovery that concretely relates to or is associated with your work for the Company that is described in a patent application or is disclosed to a third party directly or indirectly by you during the Restricted Period shall be the property of and owned by the Company and such disclosure by patent application or otherwise shall constitute a breach of sub-section (a), above, of this Restrictive Covenants section.

                  (f) APPLICATION OF COVENANTS. The activities described in this
            Restrictive Covenants section shall be prohibited regardless of whether undertaken by you in an individual or representative capacity, and regardless of whether performed for your own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company Group).

                  (g) INJUNCTIVE RELIEF. Without limiting the remedies available to the Company, you acknowledge that a breach of any of the covenants contained in this Restrictive Covenants section may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining you from engaging in activities prohibited by this Restrictive Covenants section or such other relief as may be required to specifically enforce any of the covenants in this section.

                  (h) REASONABLENESS OF COVENANTS. If, at the time of
            enforcement of the covenants set forth in this Restrictive Covenants section, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

                  (i) VIOLATION AND REMEDY. If the Company reasonably determines that you have breached any of the provisions of this Restrictive Covenants section, in addition to any other remedies available to the Company in law or equity, the Company shall be entitled to immediately suspend as of the date of such breach the provision to you of any payments or benefits under this Agreement, including without limitation, the Severance Benefit, or any portion thereof, and any portion of the Severance Benefit already paid shall be immediately returned to the Company. In addition, should the Company breach any of its obligations under this Agreement, including without limitation, the Severance Benefit, you will not be bound by the provisions of sub-sections (b) and (c) if this Restrictive Covenants section."

            3. The Agreement is amended to add the following new paragraphs.

                  "DEFINITIONS. Capitalized terms that are not otherwise defined within the text of this Agreement are defined as follows:

                  "CAUSE" shall mean the occurrence of any of the following
            events: (i) your willful material violation of any law or regulation applicable to the business of the Company; (ii) your conviction of, or plea of "no contest" to, a felony; (iii) any willful perpetration by you of an act involving moral turpitude or common law fraud whether or not related to your activities on behalf of the Company;
            (iv) any act of gross negligence by you in the performance of your duties as an employee; (v) any violation by you of the "Standards of Conduct" set forth in the Company's employee manual, as in effect from time to time; or (vi) any willful misconduct by you that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

                  "DISABILITY" shall have the meaning set forth in the Company's long-term disability plan applicable to you.

                  "GOOD REASON" shall mean the occurrence of any of the
            following events: (i) a material adverse change in your title or duties in effect on the Effective Date; (ii) a material reduction in your Fixed Salary or Annual Bonus opportunity in effect on the Effective Date; (iii) any resignation by you, for any reason, occurring not earlier than 90 days or later than 270 days after a Change of Control; and (iv) the relocation of your principal place of business to a location that is more than 35 miles from your principal place of business on the Effective Date.

                  For the purposes of this Agreement, a "CHANGE OF CONTROL"
            shall be deemed to have occurred if: (i) by any method, transaction, or series of related transactions, more than 50% of the outstanding shares of the Company or beneficial ownership thereof are acquired by persons other than the members of the Board, those persons who were more than 5% stockholders of the Company prior to the Effective Date, employees of the Company and any of their immediate family members and affiliates, and there is a change in the membership of the Board, such that fewer than 50% of the members of the Board are persons who served in such position prior to the change in ownership; (ii) there is a merger or consolidation of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Company's shares are converted into cash, securities or other property; or (iii) the Company sells, leases or exchanges all or substantially all of its assets or the Company's stockholders approve the liquidation or dissolution of the Company.

                  "NOTICE OF TERMINATION" shall mean the notice provided in the event of any termination of your employment by the Company or resignation by you during the Term which shall be communicated to the other party hereto.

                  "RESTRICTED PERIOD" shall mean: (i) the period during which you are employed with the Company; and (ii) following a termination of your employment with the Company for any reason, the period beginning on the Termination Date and ending on the first anniversary of the Termination Date.

                  "TERMINATION DATE" shall be determined as follows: (i) if your employment is terminated for Disability, sixty days after a Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such sixty-day period); (ii) if your employment is terminated by the Company without Cause, the date specified in the Notice of Termination, which date shall be no earlier than 30 days after the date such notice is delivered to you, as the case may be (or if no date is specified in the Notice of Termination, sixty days after the Notice of Termination is received by the Company or delivered to you, as the case may be); (iii) if your employment is terminated by the Company for Cause, the date specified in the Notice of Termination; (iv) in the event of your resignation of employment, the Termination Date shall be the date set forth in the Notice of Termination, which date shall be no earlier than thirty days after the date such notice is received by the Company; or (v) the Termination Date in the event of your death shall be the date of your death.

                  NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by registered or certified mail, return receipt requested, addressed to the Company and to you, at the address indicated below or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third business day after the date of mailing, if mailed.

                  To the Company:

                           Mpower Communications Corp.
                           175 Sully's Trail, Suite 300
                           Pittsford, NY  14534

                           Attention:  Russell I. Zuckerman, Esq.

                  To you:

                           Joseph M. Wetzel
                           [address]

                  DISPUTE RESOLUTION PROCESS. Any future dispute, controversy or claim between the parties arising from or relating to this Agreement, its breach or any matter addressed by the Agreement shall be resolved through binding confidential arbitration in Rochester, New York, to be conducted by an arbitrator that is mutually agreeable to both you and the Company, all in accordance with the rules of the American Arbitration Association then in effect. If you and the Company cannot agree upon an arbitrator, the arbitration shall be settled before a panel of three arbitrators, one to be selected by the Company, one by you and the other by the two persons so selected, all in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction over the matter. Costs and fees of the arbitration will be divided equitably by the arbitrator between both parties; provided, however, that, in the event that either party prevails over the other party in connection with an arbitration arising out of a breach of this Agreement, the non-prevailing party shall be liable for all reasonable attorney's fees and expenses incurred in connection with any action for damages or the enforcement of any provision of this Agreement brought by the other party.

                  MISCELLANEOUS.

                  (a) NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Agreement nor any of the rights or benefits evidenced hereby shall confer upon you any right to continuance of employment by the Company or interfere in any way with the right of the Company to terminate your employment, subject to the provisions of this Agreement, for any reason, with or without Cause.

                  (b) EXECUTIVE'S REPRESENTATION. You hereby represent and
            warrant to the Company that the execution and delivery by you of this Agreement to the Company will not breach the terms of any contract, agreement or understanding to which you are a party. You further acknowledge and agree that a breach of this representation by you shall render this Agreement void ab initio and of no further force and effect.

                  (c) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, business successors (whether direct or indirect, by purchase, merger, consolidation or otherwise), but no other person shall acquire or have any rights under or by virtue of this Agreement, and your obligations under this Agreement may not be assigned or delegated.

                  (d) SEVERABILITY. Whenever possible, each provision of this
            Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (e) WITHHOLDING. Amounts paid to you hereunder shall be
            subject to all applicable federal, state and local tax withholdings.

                  (f) HEADINGS. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

                  (g) SURVIVAL. All of the provisions and restrictions set forth in the Restrictive Covenants section shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Term.

                  (h) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

                  (j) ENTIRE AGREEMENT; MODIFICATION; WAIVER; INTERPRETATION.
            This Agreement, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings concerning the subject matter hereof; provided, however, that the Indemnity Agreement dated September 20, 2002, attached hereto as Appendix C and incorporated herein by reference shall be enforceable and binding on the parties. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require."

            4. Except as amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. Moreover, it is the intention of the parties hereto that if this Amendment is void, becomes voidable, or otherwise is or becomes unenforceable as drafted, then the Agreement shall continue in full force and effect, in accordance with the terms and conditions thereof immediately prior to the execution of this Amendment. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of this 18th day of September, 2002.

                                        MPOWER COMMUNICATIONS CORP.

                                        By: /s/ Rolla P. Huff
                                            -----------------------------------
                                            Rolla P. Huff
                                            Chairman and CEO


                                            /s/ Joseph M. Wetzel
                                            -----------------------------------
                                            Joseph M. Wetzel